Exhibit 10.1

Execution Copy

CAPITAL CONTRIBUTION AGREEMENT

CAPITAL CONTRIBUTION AGREEMENT, dated as of March 11, 2018 (this “Agreement”), by and among AMERICAN MIDSTREAM PARTNERS, LP, a Delaware limited partnership (“AMID”), AMERICAN MIDSTREAM GP, LLC, a Delaware limited liability company and the general partner of AMID (“AMID GP”), and MAGNOLIA INFRASTRUCTURE HOLDINGS, LLC, a Delaware limited liability company (“Sponsor”).

W I T N E S S E T H:

WHEREAS, on April 25, 2016, American Midstream Delta House, LLC (“AMID Delta House”), a wholly-owned indirect subsidiary of AMID, acquired from an Affiliate of Sponsor (i) 912.42349 Class A Units of Delta House FPS LLC (“FPS LLC”) and (ii) 53.54872 Class A Units of Delta House Oil and Gas Lateral LLC (“Lateral LLC” and, together with FPS LLC, “Delta House”);

WHEREAS, on September 29, 2017, AMID Delta House, through a series of transactions, acquired from Affiliates of Sponsor (i) 19,421.99309 Class A Units of FPS LLC and (ii) 1,139.84662 Class A Units of Lateral LLC (the “2017 Delta House Transaction”);

WHEREAS, Delta House has experienced certain unexpected, temporary production deferrals that have caused and may continue to cause quarterly distributions from Delta House received by AMID (each, an “Actual Distribution Amount”) to be less than the amount Sponsor and AMID GP anticipated would be distributed to AMID for such quarters in the absence of such issues (the “Anticipated Distribution Amount”); and

WHEREAS, Sponsor desires to enter into this Agreement to provide additional capital and corporate overhead support to AMID during the first three quarters of 2018 up to the amount of the difference for each such quarter between the Actual Distribution Amount and the Anticipated Distribution Amount (the “Distribution Difference”).

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENT TO PROVIDE SUPPORT

1.    Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, as amended or supplemented from time to time (the “AMID Partnership Agreement”).

2.    Funding of Distribution Difference.

(a)    Sponsor hereby agrees to provide financial contributions to AMID on a quarterly basis, subject to the provisions of Section 2.1(b), commencing with the quarter ending March 31, 2018 and ending with the quarter ending September 30, 2018 as set forth in 2(b) below.

(b)    Not later than five (5) business days after the receipt by AMID Delta House of the Actual Distribution for a calendar quarter, AMID shall provide notice (the “Distribution Notice”) in writing to Sponsor of the Actual Distribution Amount if any, for such calendar quarter, together with supporting financial information. Sponsor and AMID GP shall determine the relevant Distribution Difference and Sponsor shall transfer, or cause to be transferred by a controlled affiliate of Sponsor holding Partnership Interests, at Sponsor’s designation (Sponsor or such transferor, the “Contributor”), cash to AMID GP in an amount up to the Distribution Difference at a mutually agreed time and pursuant to any other terms agreed to by Sponsor and AMID GP (each, a “Contribution Payment”).

(d)     The Contribution Payments provided by Contributor shall not constitute indebtedness or otherwise create any repayment obligation of AMID, or for AMID to issue any equity or other securities to Sponsor or its Affiliates in consideration thereof, provided, however that Sponsor and AMID GP may elect to wholly or partially offset by the amount of any Contribution Payment any other support or reimbursement payments from Sponsor or its controlled affiliates to which AMID may otherwise be or become entitled.

(e)    The parties will treat for federal income tax purposes the net amount of any Contribution Payments made hereunder as a contribution of cash by Contributor to AMID in a transaction pursuant to Section 721 of the Internal Revenue Code of 1986, as amended, and AMID shall, pursuant to Section 5.5 of the AMID Partnership Agreement, cause the Capital Account of Contributor to be positively adjusted by a corresponding amount.

3.    Further Assurances. From time to time, (a) upon AMID’s request and without further consideration, Sponsor shall execute and deliver, or cause its Subsidiaries to execute and deliver, such additional documents and take all such further action as may be reasonably necessary or advisable to effect the actions and consummate the transactions contemplated by this Agreement, and (b) upon Sponsor’s request and without further consideration, AMID or AMID GP shall execute and deliver, or cause its Subsidiaries to execute and deliver, such additional documents and take all such further action as may be reasonably necessary or advisable to effect the actions and consummate the transactions contemplated by this Agreement.

4.    Termination. The provisions of this Agreement shall terminate and be of no further force or effect upon the earlier of (i) payment of the financial support, if any, for the quarter ending September 30, 2018 and (ii) mutual written consent of the parties (the “Termination Date”); provided that nothing in this Section 4 shall relieve or otherwise limit any party of liability for any breach of this Agreement occurring prior to such Termination Date. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

5.    Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party to another party (each, a “Notice”) shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by email, as follows; provided that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

If to AMID or AMID GP, to:

American Midstream Partners, LP

2103 CityWest Blvd., Suite 800

Houston, Texas 77042

Attention: General Counsel

Email: cdial@americanmidstream.com

With a copy to:

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Attention: Hillary H. Holmes

Email: hholmes@gibsondunn.com

If to Sponsor, to:

c/o ArcLight Capital Partners, LLC

200 Clarendon Street, 55th Floor

Boston, Massachusetts 02117

Attention: Christine Miller

Email: cmiller@arclightcapital.com

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by email shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. All Notices by email shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

6.    Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.

7.    Entire Agreement. This Agreement and, solely to the extent of the defined terms referenced herein, the AMID Partnership Agreement, together with the exhibits annexed hereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

8.    Governing Law; Jurisdiction; Waiver of Jury Trial. To the maximum extent permitted by applicable Law, the provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. Each of the parties hereto agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance upon 6 Del. C. § 2708. Each of the parties hereto irrevocably and unconditionally confirms and agrees that it is and shall continue to be (a) subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) subject to service of process in the State of Delaware. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY (I) CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE, INCLUDING THE DELAWARE COURT OF CHANCERY IN AND FOR NEW CASTLE COUNTY (THE “DELAWARE COURTS”) FOR ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), (II) WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE DELAWARE COURTS AND AGREES NOT TO PLEAD OR CLAIM IN ANY DELAWARE COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM, (III) WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF SUCH PROCESS IS GIVEN AS A NOTICE IN ACCORDANCE WITH SECTION 5 OR IN ANY MANNER PRESCRIBED BY THE LAWS OF THE STATE OF DELAWARE.

9.    Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by AMID, AMID GP and Sponsor. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties hereto.

10.    Successors and Assigns; Third Party Beneficiaries. Except as expressly contemplated herein, neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or the parties’ respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

11.    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

12.    Execution. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

AMID:

AMERICAN MIDSTREAM PARTNERS, LP

By:	American Midstream GP, LLC, its general partner

	By:	/s/ Lynn L. Bourdon III
	Name:	Lynn L. Bourdon III
	Title:	Chairman, President and Chief
Executive Officer
AMID GP:

AMERICAN MIDSTREAM GP, LLC

By:	/s/ Lynn L. Bourdon III
Name:	Lynn L. Bourdon III
Title:	Chairman, President and
Chief Executive Officer

SPONSOR:

MAGNOLIA INFRASTRUCTURE HOLDINGS, LLC

By:	/s/ Daniel R. Revers
Name:	Daniel R. Revers
Title:	President

CAPITAL CONTRIBUTION AGREEMENT	SIGNATURE PAGE